Exhibit 10.25

GREEN STAR ANNOUNCES RECORD DATE FOR DIVIDEND

SAN DIEGO, January 28, 2010/ -- Green Star Alternative Energy, Inc. (Pink Sheets: GSAE) announced today that the Company's Board of Directors has set January 29, 2010 as the Record Date for the planned stock dividend that was previously announced. The dividend is to be paid to the Company's stockholders of record on the record date.

The stock dividend is equal to three additional shares of the Company's Common Stock for every four shares of the Company's Common Stock outstanding. The Company's stockholders will need to surrender the stock certificate they currently hold representing the existing (old) shares to obtain the new stock certificate representing the new shares.

In announcing the stock dividend, the Company's Board of Directors noted that the dividend was subject to approval by the Financial Industry Regulatory Authority (FINRA) which has now been obtained.

About GSAE

Green Star Alternative Energy is an environmentally conscious, renewable energy company working to develop more than 300 MW (megawatts) of clean electricity through wind energy. The corporate revenue model is two-fold: the use of a renewable resource allows not only for the creation of environmentally friendly energy, but the granting of carbon (greenhouse gas) emission credits which may be traded and sold. Green Star is pursuing a significant opportunity to provide clean energy to the growing Republic of Serbia and neighbouring European countries. Through a joint venture with key wind farm and power trading company Notos, Green Star will become the nation's first developer of wind power. GSAE is focused on green technology and sustainable energy programs like wind turbines, hydro electric power generation, and other renewable electricity models.

FORWARD-LOOKING STATEMENTS

This press release contains 'forward-looking statements'. These are statements concerning plans, objectives, goals, strategies, expectations, estimates, intentions, projections, developments, future events, or performance, underlying (expressed or implied) assumptions and other statements that are other than historical facts. In some cases forward-looking statements can be identified by the use of forward-looking words such as 'believes,' 'expects,' 'may,' 'will,' 'should,' or 'anticipates,' 'estimates,' or the negative of these words or other variations of these words or comparable words, or by discussions of plans or strategy that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, including, but not limited to, statements regarding the Company's plans, goals the estimates and assumptions, and the business strategy of the Company and other matters that are not historical facts are only predictions. No assurances can be given that such predictions and the estimates regarding mineral reserves, success of mining plans, or other projections will prove correct or that the anticipated future results will be achieved. Actual events or results may differ materially. Forward-looking statements should be read in light of the cautionary statements and risks that include, but are not limited to, the risks associated with a small company, the intense competition the company faces from others, and technological changes. Any one or more of these or other risks could cause actual results to differ materially from the future results indicated, expressed, or implied in such forward-looking statements.

Contact:

Green Star Alternative Energy, Inc.
Jesse De Castro, CFO
866-955-GSAE (4723)
info@greenstarae.com